United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2007

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Event

On July 20, 2007, Urstadt Biddle Properties Inc. (the “Registrant”) issued a press release announcing the completion of the mortgage refinancing of its largest retail property, the Ridgeway Shopping Center in Stamford, Connecticut.  The existing first mortgage loan with an outstanding balance of approximately $53 million was to become due in December 2007 with an interest rate of 7.54%.  The first mortgage loan was extended for an additional ten year period and the fixed interest rate reset to 5.52% per annum.  The mortgagee is an affiliate of JP Morgan Chase Bank.

Item 9.01               Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Exhibits

Press release dated July 20, 2007 is filed as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2007	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ James R. Moore
James R. Moore
Executive Vice President & Chief Financial Officer